Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 15, 2007

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114 77-0313235
(Commission File Number) (IRS Employer Identification No.)

777 South Figueroa Street, Suite 4250, Los Angeles  90017
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     The Company's 2007 Annual Meeting of Stockholders was held on June 15, 2007. The stockholders took the following actions at the meeting:

     1. Elected Messrs. Keith Brackpool, Murray H. Hutchison, Timothy J. Shaheen, Stephen J. Duffy, Winston H. Hickox and Geoffrey Grant to the Company's Board of Directors. Mr. Brackpool was elected by the vote of 7,283,044 shares in favor and 2,409,357 withheld. Mr. Hutchison was elected by the vote of 7,384,941 shares in favor and 2,307,460 withheld. Mr. Shaheen was elected by the vote of 7,309,847 shares in favor and 2,382,554 withheld. Mr. Duffy was elected by the vote of 7,386,013 shares in favor and 2,306,388 withheld. Mr. Hickox was elected by the vote of 7,385,943 shares in favor and 2,306,458 withheld. Mr. Grant was elected by the vote of 7,306,983 shares in favor and 2,385,418 withheld.

     Mr. Raymond J. Pacini serves as a director of the Company by designation under our credit agreement with our senior secured lenders, and thus was not subject to election at the annual meeting.

     2. Ratified the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP to continue as our independent certified public accountants for fiscal year 2007 by a vote of 9,432,464 in favor and 46,985 against, with 212,952 abstaining and no broker non-votes.

     3. Approved the 2007 Management Equity Incentive Plan by a vote of 4,435,145 in favor and 3,692,938 against, with 4,597 abstaining and 1,559,721 broker non-votes.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By: /s/ O'Donnell Iselin II
      O'Donnell Iselin II
      Chief Financial Officer

Dated: June 29, 2007